 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2016

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on November 10, 2016, Amyris, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with Glycotech, Inc. (“Glycotech”) and Salisbury Partners, LLC (“Salisbury” and, together with Glycotech, the “Sellers”) relating to the purchase by the Company of a production facility in Leland, North Carolina (the “Facility”), the real property on which the Facility is located and the fixtures, equipment, materials and supplies and other tangible assets located at or used in connection with the Facility (collectively, the “Assets”) from the Sellers. The entry into the PSA was previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 16, 2016, which is incorporated herein by reference.

On December 5, 2016, the Company and the Sellers closed the purchase and sale of the Assets pursuant to the PSA. In connection therewith, the Company purchased the Assets from the Sellers for an aggregate purchase price of $4.35 million, of which $3.5 million was paid in the form of a purchase money promissory note (the “Note”) issued by the Company in favor of Salisbury. The Note (i) bears interest at a rate of 5% per year, (ii) has a term of 13 years, (iii) is payable in equal monthly installments of principal and interest beginning on January 1, 2017 (which payments are subject to a penalty of 5% if delinquent more than 5 days) and (iv) is secured by a purchase money lien on the Facility, the real property on which the Facility is located and the fixtures located at the Facility or on such real property. The Note contains customary terms and provisions, including certain events of default after which the Note may become immediately due and payable.

In connection with the closing of the purchase and sale of the Assets, the existing lease of the Facility between Glycotech and Salisbury and the existing production services agreement between the Company and Glycotech were terminated and the existing Right of First Refusal Agreement between the Company and Salisbury relating to the Facility and the site leased by Glycotech from Salisbury was modified such that the Company’s right of first refusal with respect to the sale of certain parcels of real property owned by Salisbury adjacent to the Facility would be an appurtenant right running with the ownership of the real property on which the Facility is located.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: December 9, 2016	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer